Consent of Independent Certified Public Accountants

         We have issued our report dated December 14, 2001 accompanying the financial statements of Insured Municipals Income Trust, 241st Insured Multi-Series as of October 31, 2001 and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                Grant Thornton LLP


Chicago, Illinois
February 22, 2002